Exhibit 3.2

State of Delaware Secretary of State Division of Corporations Delivered 08:04 PM 06/01/2005 FILED 08:04 PM 06/01/2005 SRV 050459373 - 3648665 FILE

CERTIFICATE OF AMENDMENT TO CERTIFICATE OF FORMATION

OF

BUMBLE BEE SEAFOODS, LLC

BUMBLE BEE SEAFOODS, LLC (hereinafter called the “company”), a limited liability company organized and existing under and by virtue of the Limited Liability Company Act of the State of Delaware, does hereby certify:

1. The name of the limited liability company is BUMBLE BEE SEAFOODS, LLC.

2. The certificate of formation of the company is hereby amended by striking out Article 1. thereof and by substituting in lieu of said Article the following new Article:

1. The name of the Limited Liability Company is BUMBLE BEE FOODS, LLC

Executed on this 1st day of June, 2005.

/s/ Kent McNeil
Kent McNeil,	Authorized Person

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC LIMITED LIABILITY COMPANIES

Pursuant to Title 6, Section 18-209 of the Delaware Limited Liability Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is Bumble Bee Foods, LLC, and the name of the limited liability company being merged into this surviving limited liability company is Sweet Sue Acquisition, LLC.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent limited liability companies,

THIRD: The name of the surviving limited liability company is Bumble Bee Foods, LLC.

FOURTH: The merger is to become effective on March 16, 2006.

FIFTH: The Agreement of Merger is on file at 9655 Granite Ridge Dr. #100, San Diego, CA 92123, the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of the constituent limited liability companies.

IN WITNESS WHEREOF, said surviving limited liability company has caused this certificate to be signed by an authorized person, the 3rd day of March, A.D., 2006.

By:	/s/ Jill Irvin
Authorized Person

Name:	Jill Irvin
Print or Type

Title:	Senior Vice President

State of Delaware Secretary of State Division of Corporations Delivered 08:00 AM 03/16/2006 FILED 08:00 AM 03/16/2006 SRV 060255812 - 3648665 FILE

State of Delaware Secretary of State Division of Corporations Delivered 07:20 PM 11/03/2006 FILED 06:32 PM 11/03/2006 SRV 061014168 - 3648665 FILE

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATION INTO

DOMESTIC LIMITED LIABILITY COMPANY

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Limited Liability Company Act, the undersigned limited liability company executed the following Certificate of Merger:

FIRST: The name of the surviving limited liability company is Bumble Bee Foods, LLC and the name of the corporation being merged into this surviving limited liability company is Snow’s/Doxsee, Inc.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving limited liability company and the merging corporation.

THIRD: The name of the surviving limited liability company is Bumble Bee Foods, LLC.

FOURTH: The merger is to become effective on upon filing.

FIFTH: The Agreement of Merger is on file at 9655 Granite Ridge Dr. San Diego, CA 92123, the place of business of the surviving limited liability company.

SIXTH: A copy of the Agreement of Merger will be furnished by the surviving limited liability company on request, without cost, to any member of any constituent limited liability company or stockholder of any constituent corporation.

IN WITNESS WHEREOF, said limited liability company has caused this certificate to be signed by an authorized person, the 1st day of November, A.D., 2006.

By:	/s/ Jill Irvin
Authorized Person

Name:	Jill Irvin
Print or Type

Title:	Senior Vice President

4